EXHIBIT 10.48

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") effective as of this 30th day of June, 2000, by and between Wade Cook Financial Corporation, a Nevada corporation ("WCFC"), and Wade B. Cook, an individual ("Cook")(collectively, the "Parties").

     1. Employment. WCFC hereby employs Cook to serve as WCFC's President and Chief Executive Officer. Cook hereby accepts such employment and agrees to perform such duties and services as are reasonably related thereto, including, but not limited to, the following duties: 1.1 Oversight of executive management;

          1.2  Oversight of operations;

          1.3  Oversight of marketing;

          1.4  Oversight of the majority WCFC's wholly owned subsidiaries; and

          1.5 Serve as president and treasurer of the majority of WCFC's wholly owned subsidiaries.

During the term of this Agreement, Cook shall devote the substantial portion of his business time, attention and energy exclusively to the business and affairs of WCFC and the performance of his duties hereunder.

     2. Term. Cook employment hereunder shall begin on July 1, 2000 for a term of three years.

     3. Compensation. For all services rendered by Cook under this Agreement:

          3.1  Base  Salary.  WCFC  agrees  to pay Cook a base  salary  of Three
               Hundred and Twenty-Five Thousand and No/100ths Dollars ($325,000.00) per annum in equal semi-monthly installments. Payment of all compensation hereunder shall be made in accordance with the relevant policies of WCFC in effect from time to time, including normal payroll practices, and shall be subject to all applicable employment and withholding taxes.

          3.2 Stock Incentive. Cook may be entitled to stock incentives, including, but not limited to, options, warrants, and phantom options, in such amounts and at such times as determined by WCFC Board of Directors (the "Board"), in its discretion, based on WCFC's performance.

          3.3 Bonus. Cook may be entitled to bonus compensation in such amounts and at such times as determined by the Board, in its discretion, based on WCFC's performance.
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          3.4  Salary in the Event of Disability. If Cook becomes physically or mentally disabled to the extent that he cannot perform the majority of his usual duties for a period of 90 consecutive days, in the Board's opinion, WCFC may terminate this Agreement. Upon such termination, Cook shall be entitled to all accrued but unpaid Base Salary and vacation, less the amount of any disability insurance payments received by Cook under policies purchased by WCFC, if any, until termination of this Agreement.

     4. Office Facilities. Cook shall be furnished with such office, facilities, services, supplies, and assistants as are suitable and adequate for the performance of his duties hereunder.

     5. Expenses. Upon submission of itemized expense statements in the manner specified by WCFC, Cook shall be entitled to reimbursement for reasonable business and travel expenses duly incurred by Cook in the performance of his duties hereunder, in accordance with WCFC's current policies, as approved by the Board.

     6. Benefits. Cook shall be entitled to all rights and benefits for which he is eligible under any bonus, pension, 401K, profit sharing, group insurance, death benefit, or other benefit plan, which WCFC may provide for its employees generally. WCFC will also obtain a One Million No/100ths Dollar ($1,000,000.00) life insurance policy on Cook, provided, however, that the cost for such policy does not exceed Seven Thousand Five Hundred and No/100ths Dollars ($7,500). At a minimum, Cook shall receive medical, dental and vision insurance for him, his spouse and children.

     7. Vacation. Cook shall be entitled to six weeks of vacation each year of full employment, exclusive of legal holidays, as long as the scheduling of Cook's vacation does not interfere with WCFC's normal business operations.

     8. Covenant Not to Compete. Cook agrees that during the term of his employment with WCFC, and for a period of 60 months thereafter, Cook will not engage in any employment, business, or activity that is in any way competitive with the business or proposed business of WCFC and/or its subsidiaries in the United States, and he will not assist any other person or organization in doing so. The provisions of this paragraph shall apply both during normal working hours and at all other times including, but not limited to, nights, weekends and vacation time while he is employed by WCFC.

     9. Ownership, Confidentiality and Assignment. At all times, both during Cook's employment by WCFC and after his termination for any reason, he will keep in strict confidence and trust, and will not use or disclose any Proprietary Information, as defined below, or anything relating to it without the WCFC's prior written consent, except as may be necessary and appropriate in the ordinary course of his employment as the case may be. For purposes of this Agreement, "Proprietary Information" is information that was or will be developed, created or discovered by Cook or others for and on behalf of the WCFC and/or its subsidiaries, or that became or will become known by Cook as a result of his employment by WCFC and/or its subsidiaries, or was or is conveyed to WCFC by others, and has commercial value in the WCFC's business. The Parties acknowledge and agree that Proprietary Information includes, but is not limited to, information about formulas, formats, technology, ideas, know-how, processes, trade secrets, computer programs, designs, data, techniques, improvements, inventions (whether patentable or not), works of authorship, business and product development plans, marketing plans, models, financial information, the salaries and terms of compensation of the WCFC's or its related subsidiaries employees or independent contractors, customers and customer lists, and other information concerning WCFC and/or its subsidiaries, whether or not in written or other tangible form and whether or not designated as confidential, which is treated by WCFC and/or its subsidiaries as confidential.
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     10. Indemnification.  Cook shall be fully indemnified by WCFC as an officer as provided for under the Bylaws and Articles of Incorporation for WCFC.

     11. Termination

          11.1 For Cause. Notwithstanding anything herein to the contrary, the WCFC may terminate Cook's employment, for cause, for anyone of the following reasons: (i) conviction of a felony, any act involving moral turpitude, or a misdemeanor where imprisonment is imposed; (ii) commission of any act of theft, fraud, dishonesty, or falsification of any employment or other records of WCFC;
               (iii) improper disclosure of WCFC's confidential or proprietary information; (iv) any action by Cook which has a detrimental effect on WCFC's reputation or business; (v) Cook's failure or inability to perform any reasonable assigned duties after written notice from WCFC of, and a reasonable opportunity to cure, such failure or inability; (vi) any breach of this Agreement, which breach in not cured within 30 days following written notice of such  breach;  (vii) a  course  of  conduct  amounting  to  gross incompetence; (viii) chronic and unexcused absenteeism; (ix) unlawful appropriation of a corporate opportunity; or (x) misconduct in connection with the performance of any of Cook's duties, including, without limitation, misappropriation of funds or property of WCFC, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of WCFC, misrepresentation to WCFC, or any violation of law or regulations on WCFC premises or to which WCFC is subject. Upon termination of Cook's employment with WCFC for cause, WCFC shall be under no further obligation to Cook, except to pay all accrued but unpaid Base Salary and accrued vacation to the date of termination thereof.



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     11.2 Without Cause. If two-thirds (2/3) of the disinterested members of the
          Board vote in favor to terminate Cook without cause, WCFC may terminate Cook's employment hereunder, provided, however, that Cook shall be entitled to severance pay in the amount equal to six months of Cook's then Base Salary in addition to accrued but unpaid Base Salary and accrued vacation, plus medical, dental and vision insurance benefits, less deductions required by law. Such severance compensation shall be paid if and only if Cook executes a valid an comprehensive release of any and all claims that Cook may have against WCFC in a form provided by WCFC's counsel and Cook executes and delivers such form to WCFC within seven days of tender thereof.

     11.3 Mutual Agreement. The Parties may mutually agree to terminate the Cook's employment in writing between WCFC and Cook.

     11.4 Resignation. Cook may resign by giving WCFC 30 days' written notice of his intent to terminate this Agreement.

     11.5 Cooperation. After notice of termination, Cook shall cooperate with WCFC, as reasonably requested by WCFC, to effect a transition of Cook's responsibilities and to ensure that WCFC is aware of all matters being handled by Cook.

     12. Assignment of Insurance. In the event this Agreement is terminated other than by death, WCFC, upon the request of Cook, shall assign to Cook any insurance policy owned by WCFC under which Cook is the insured and which by its terms is assignable; provided that, if any such policy has a cash surrender value, Cook shall pay the then cash surrender value of such policy to WCFC in exchange for its assignment to him hereunder. Any conversion rights which Cook may have under the terms of any such insurance policy shall survive any termination of this Agreement.

     13. General Provisions

          13.1 Entire Agreement. This Agreement contains the entire agreement among the Parties relating to the subject matter hereof and supersedes any and all prior agreements or understandings, written or oral, among the Parties related to the subject matter hereof. No modification of this Agreement shall be valid unless made in writing and signed by the Parties.

          13.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

          13.3 Binding Effect. Except as otherwise provided, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.
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          13.4 Attorneys'  Fees.  In the  event of a dispute  among the  Parties hereto with respect to the interpretation or enforcement of this Agreement, the substantially prevailing party shall be entitled to collect its reasonable attorneys' fees and costs from the nonprevailing party.

          13.5 Counterparts. This Agreement may be executed simultaneously in counterparts each of which shall be an original, but all of which together shall constitute one and the same instrument.

          13.6 Facsimile Transmission. Facsimile transmission of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as transmission of an original. At the request of any party hereto, the Parties will confirm signatures transmitted by facsimile by signing an original document.

          13.7 Dispute Resolution. The Parties agree to first try to resolve any dispute or controversy arising out of, in connection with, or relating to this Agreement between them. If they are unable to do so, the Parties then agree to seek mediation before a mediator acceptable to each of the Parties. If mediation fails to resolve the dispute or controversy, the Parties agree to submit the dispute or controversy to binding arbitration conducted by an arbitrator mutually selected by the Parties, or, in the event the Parties cannot agree upon such an arbitrator, then by the American Arbitration Association (the "AAA"). The arbitration shall be conducted pursuant to the AAA's then-existing rules and regulations and shall be held in Seattle, Washington. Any decision so rendered in arbitration shall be binding and final on all Parties. IF FOR ANY REASON THIS ARBITRATION CLAUSE BECOMES NOT APPLICABLE, THEN EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MATTER INVOLVING THE PARTIES HERETO.

          13.8 Notice. Any notice required or permitted hereunder shall be given in writing either by personal delivery or by mail to the address set forth below the Parties' respective signatures. The date upon which any such notice is so personally delivered or, if such notice is given by mail, the date upon which it is received by the addressee shall be deemed to be the effective date of such notice.

          13.9 Waiver. The waiver by either party of any breach or failure to enforce any of the terms and conditions of this Agreement at any time shall not in any way affect, limit, or waive such party's right thereafter to enforce and compel strict compliance with every term and condition of this Agreement.


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         13.10 Assistance   in   Litigation.   Cook  shall,   during  and  after
               termination of employment, upon reasonable notice, furnish such information and proper assistance to WCFC in connection with any litigation in which it or any of its subsidiaries or affiliates
               is,  or  may  become  a  party;  provided,   however,  that  such
               assistance following termination shall be furnished at mutually agreeable times and for mutually agreeable compensation.

           EXECUTED as of the day and year first above written.


WADE COOK FINANCIAL CORPORATION
a Nevada corporation



By:
Its:                                           ___________________________
    --------------------------------           Wade B. Cook

Address: 14675 Interurban Avenue South          Address:
        Seattle, Washington 98168-4664

Telephone No.                                   Telephone No.
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Facsimile No.                                   Facsimile No.
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E-Mail Address:                                 E-Mail Address:
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